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                                                                   EXHIBIT 10.20


$ 30,000,000.00                                           New York, New York
                                                          December 19, 2002


1. OBLIGATION TO PAY

         FOR VALUE RECEIVED, the undersigned Borrower promises to pay to the order of MICHAEL JAHARIS, an individual residing in New York, New York (the "Lender"), the principal sum of Thirty Million Dollars ($30,000,000.00), on June 30, 2008, or such amount thereof as shall be outstanding hereunder on such date, plus interest payable at the rate and in the manner provided in paragraph 3 of this Additional Standby Facility Note, plus any costs and expenses incurred in the enforcement of this Additional Standby Facility Note as provided in paragraph 7 of this Additional Standby Facility Note. This Additional Standby Facility Note is transferable by the holder hereof.

This Additional Standby Facility Note is issued pursuant to the Additional Standby Facility Loan Agreement (as hereinafter defined), reference to which is hereby made for other terms applicable to this Additional Standby Facility Note.

2. DEFINITIONS

         Except as otherwise defined herein, all capitalized terms used herein which are defined in the Additional Standby Facility Loan Agreement shall have the meaning ascribed to them therein. In addition, the following terms as used herein shall be defined as follows:

                  (A) "Common Stock" shall mean the capital common stock of the Borrower, consisting of 50,000,000 authorized shares $.01 par value.

                  (B) "Event of Default" shall mean any of the events set forth in Paragraph 7 hereof.

                  (C) "First Advance Date" shall mean the date of the first advance under this Additional Standby Facility Note and the Additional Standby Facility Loan Agreement.

                  (D) "Interest Adjustment Date" shall mean the first day of each month during the term of this Additional Standby Facility Note.

                  (E) "Additional Standby Facility Loan Agreement" shall mean a Revolving Credit and Loan Agreement of even date herewith between Borrower and the Lender pursuant to which this Additional Standby Facility Note is issued, as the same may be amended and supplemented from time to time.




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                  (F) "Additional Standby Facility Loan Documents" shall mean this Additional Standby Facility Note, the Additional Standby Facility Loan Agreement, the Third Amended and Restated Registration Rights Agreement, the Second Amended and Restated Security Agreement, the Second Amended and Restated Patent Security Agreement, the Second Amended and Restated Stock Pledge Agreement, the ATI Second Amended and Restated Subsidiary Guaranty, the ATI Second Amended and Restated Subsidiary Security Agreement, the ATI Amended and Restated Subsidiary Stock Pledge Agreement, the IEP Amended and Restated Subsidiary Guaranty, the IEP Amended and Restated Subsidiary Security Agreement, the UCC-1 financing statements executed in connection with the security agreements, the Warrant, and each and every other document executed or delivered in connection with the closing of this transaction, each such document being referred to individually as a "Additional Standby Facility Loan Documents".

                  (G) "Prime Rate" shall mean the prime rate (or substantially equivalent index, if such bank discontinues its prime rate) of SunTrust Bank Miami, N.A., as announced from time to time, or, if such bank shall cease to exist without any successor-in-interest, then the prime rate (or substantially equivalent index, if no prime rate exists at such bank at such time) of any national or regional bank selected by Lender having a comparable or larger asset size.

                  (H) "Warrant" shall mean that certain Non-Detachable Common Stock Purchase Warrant to purchase one million shares of Common Stock, as more particularly described in the Additional Standby Facility Loan Agreement.

3. INTEREST

         The outstanding principal balance of this Additional Standby Facility Note shall bear interest from the date hereof until the earlier of maturity, imposition of the Default Rate (as hereinafter defined) or payment in full, at a rate per annum equal to the Prime Rate in effect on each Interest Adjustment Date (calculated on the basis of a 360-day year for the actual number of days elapsed), on which date the interest rate shall be increased or decreased to the extent of any increase or decrease in the Prime Rate from the Prime Rate in effect on the immediately preceding Interest Adjustment Date. After maturity, or upon the occurrence of and during the continuance of an Event of Default, if earlier, the interest rate hereunder shall be increased to a rate equal to six (6.0) percentage points in excess of the rate which would otherwise be in effect hereunder.

         Notwithstanding any provision of this Additional Standby Facility Note to the contrary, in the event that at any time the applicable rate of interest payable by Borrower to Lender as stated in this Additional Standby Facility Note (the "Contract Rate") exceeds the highest or maximum rate of interest permissible to be charged by Lender under the laws of the State of New York or under federal law, or is determined by a tribunal or court of competent jurisdiction to be excessive and unenforceable (in each case, the "Maximum Legal Rate"), then the interest rate payable under this Additional Standby Facility



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Note shall automatically be reduced to the Maximum Legal Rate for such period as the Maximum Legal Rate is higher than the Contract Rate. If subsequently the Contract Rate becomes less than the Maximum Legal Rate, then the interest rate payable under this Additional Standby Facility Note shall automatically be decreased to the Contract Rate. Any amounts paid in excess of the Maximum Legal Rate shall be considered to have been payments in reduction of principal, and the outstanding principal balance shall be adjusted to reflect such prepayments of principal.

4. PAYMENTS

         Accrued interest shall be due and payable monthly on the seventh day of each month. Interest may, at the option of the holder hereof, be deducted from the amount of the proceeds of any disbursements hereunder.

         Upon maturity, the outstanding principal balance of this Additional Standby Facility Note, together with unpaid interest accrued thereon and any other sums payable hereunder, shall be payable in full.

         All sums received hereunder shall be applied first to the payment of late charges, costs and expenses payable to Lender hereunder, then to interest (in the order in which earliest earned) and the balance to principal. Borrower shall have the right to prepay this Additional Standby Facility Note in full or in part at any time without penalty.

         All payments shall be made in accordance with the terms of the Additional Standby Facility Loan Agreement and shall be delivered to Lender at its address at Michael Jaharis, c/o Steven K. Aronoff, P.C., 475 Park Avenue South, 23rd Floor, New York, New York 10016 or at such other address as shall be designated by Lender in a written notice to the Borrower.

         This Additional Standby Facility Note may also be prepaid in part or in full by the holder of this Additional Standby Facility Note exercising the Warrant in accordance with the terms of the Warrant. No partial prepayment of this Additional Standby Facility Note by exercise of the Warrant shall abate Borrower's obligation to make monthly interest payments on the reduced principle balance, nor shall any such partial prepayment extend the maturity date of this Additional Standby Facility Note.

5. ADVANCES

         Advances shall be made hereunder from time to time in accordance with the terms of the Additional Standby Facility Loan Agreement, reference to which is hereby made for the provisions regarding advances. At no time shall the aggregate of all advances outstanding from time to time exceed $30,000,000.00.



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6. LATE CHARGE

         If any monthly payment of interest is not received by the Lender or any holder hereof within 15 days after its due date, there shall be imposed on the Borrower a late charge equal to five (5.0%) percent of such overdue payment.

7. ENFORCEMENT

         Upon the occurrence of an Event of Default (as hereinafter defined), the entire principal balance remaining unpaid plus accrued interest shall, at the option of the holder hereof, become immediately due and payable, and the Borrower shall have all of the rights and remedies provided in the Additional Standby Facility Loan Agreement and shall be entitled to be reimbursed for its costs and expenses as set forth therein.

         An Event of Default is defined as any one of the following: (i) default in the payment of any principal, interest or other amounts within ten (10) days after such payment is due hereunder; (ii) breach of any provisions of this Additional Standby Facility Note; or (iii) the occurrence of any Event of Default under the Additional Standby Facility Loan Agreement.

         No extension of time for payment, or delay in enforcement hereof, nor any renewal of this Additional Standby Facility Note with or without notice, shall release the obligation of the Borrower to the Lender or holder hereof or shall operate as a waiver of any of its rights.

         Presentment, demand, protest and notice of dishonor are hereby waived by the Borrower.

8. RIGHT OF SETOFF

         Upon the occurrence of and during the continuance of any Event of Default hereunder, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set-off and apply any and all indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Additional Standby Facility Note or the Additional Standby Facility Loan Agreement, irrespective of whether or not the Lender shall have made any demand under this Additional Standby Facility Note or the Additional Standby Facility Loan Agreement. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this provision are in addition to other rights and remedies (including, without limitation, any common law right of setoff) which the Lender may have.




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9. WAIVER OF RIGHTS

         BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS ADDITIONAL STANDBY FACILITY NOTE IS A PART IS A COMMERCIAL TRANSACTION. BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW.


10. SUBMISSION TO JURISDICTION; WAIVER OF BOND

         THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE, BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS, TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO BORROWER AT THE ADDRESS SET FORTH BELOW AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER'S ADDRESS. THE BORROWER WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE LENDER. NOTHING CONTAINED IN THIS PARAGRAPH AFFECTS THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECTS THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

11. WAIVER OF JURY TRIAL

         THE BORROWER WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY WHICH BORROWER MAY HAVE IN ANY PROCEEDING BETWEEN LENDER AND BORROWER.

12. WAIVER OF PLAINTIFF'S RIGHTS

         THE BORROWER HEREBY AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING AGAINST THE LENDER IN THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED



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WITHIN THE STATE OF FLORIDA UNLESS THE LENDER EXPRESSLY CONSENTS THERETO IN
WRITING.

13. GOVERNING LAW

         This Additional Standby Facility Note and its interpretation, construction, validity and enforceability shall be governed by the laws of the State of New York.


                                             KOS PHARMACEUTICALS, INC.


                                             By:
                                                --------------------------------
                                                 Name:  Adrian Adams
                                                 Title: President



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STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF              )

         On the ______ day of December ___, 2002, before me came Adrian Adams, to me known, who, being by me duly sworn, did depose and say that he resides at No.________________ _______________________________________________; that he is the President of Kos Pharmaceuticals, Inc., the corporation described in and which executed, the foregoing instrument; that the foregoing instrument was executed without corporate seal by order of the Board of Directors of said corporation; that he signed his name thereto by like order.




                                                --------------------------------
                                                Notary Public
                                                My commission expires:





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